EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our report dated August 16, 1996, which contains an explanatory paragraph regarding a change in accounting method, on our audits of the financial statements of Texas Olefins Company, subsidiaries and affiliate (predecessor to Texas Petrochemical Holdings, Inc.). We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts."

                                          PRICEWATERHOUSECOOPERS LLP

Houston, Texas
September 28, 1998